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Exhibit 5.1

[MORRISON & FOERSTER LLP LETTERHEAD]

April 26, 2004

Digimarc Corporation
19801 S.W. 72nd Avenue, Suite 250
Tualatin, Oregon 97062

  Re:
  Restated 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") for Digimarc Corporation (the "Company") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,869,439 shares of common stock ("Common Stock"), $0.001 par value per share (the "SIP Shares"), of the Company issuable pursuant to the Digimarc Corporation Restated 1999 Stock Incentive Plan, as amended and restated (the "SIP"), and an aggregate of 250,000 shares of Common Stock (together with the SIP Shares, collectively, the "Plan Shares") issuable pursuant to the Digimarc Corporation 1999 Employee Stock Purchase Plan, as amended and restated (together with the SIP, collectively, the "Plans").

        As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plans and the authorization of the issuance of the Plan Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Plan Shares under the Plans, you will receive consideration in an amount not less than the aggregate par value of the Plan Shares covered by each such issuance.

        Based upon and subject to the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable shares of Common Stock.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, as applicable, in the Registration Statement, any prospectus contained therein, and any amendments or supplements thereto.

                      Very truly yours,

                      /s/                       MORRISON & FOERSTER LLP

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  Exhibit 5.1